Exhibit 99.1

NEWS RELEASE

Edgewise Therapeutics Completes Sale of Sevasemten for Up to $2.65 Billion, Strengthening Balance Sheet and Centering Company Focus on Cardiovascular Pipeline

— Edgewise receives $1.55 billion in upfront cash and is eligible to receive up to $1.1 billion in regulatory and commercial milestones —

— Transaction creates strategically focused cardiovascular company —

— Upfront proceeds expected to fully fund EDG-7500 development through potential approval —

Boulder, Colo., (July 13, 2026) — Edgewise Therapeutics, Inc. (Nasdaq: EWTX), a leading clinical-stage biopharmaceutical company focused on cardiovascular diseases, today announced the successful completion of its previously announced definitive agreement under which Servier, an independent international pharmaceutical group governed by a foundation, acquired sevasemten and Edgewise’s muscular dystrophy business for $1.55 billion in upfront cash consideration and up to $1.1 billion in additional milestone payments, for aggregate potential consideration of up to $2.65 billion. The transaction meaningfully strengthens Edgewise’s balance sheet, providing enhanced financial flexibility and sharpening the Company’s strategic focus to accelerate and unlock the full potential of its cardiovascular pipeline. This transaction marks Edgewise’s transition to a cardiovascular-focused company, with a pipeline comprising EDG-7500 for hypertrophic cardiomyopathy, EDG-15400 for HFpEF and EDG-003 for an undisclosed target.

Under the terms of the agreement, Servier acquired all rights to sevasemten, including related intellectual property, know-how, key agreements, regulatory filings, and clinical data required to operate the muscular dystrophy business. The core Edgewise employee group primarily supporting the muscular dystrophy business received offers to transition to Servier to ensure continuity of development and future commercial execution. The transaction reflects Edgewise's strategic focus on advancing its cardiovascular portfolio, while positioning sevasemten with Servier, which brings the global development, regulatory, and commercial capabilities required to fully realize sevasemten's potential for patients.

“Completing this transaction with Servier marks an important milestone for Edgewise and for the sevasemten program,” said Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise Therapeutics. “I want to thank the many colleagues whose dedication and expertise have advanced sevasemten to this point; this progress would not have been possible without their contributions. We’re confident Servier’s global scale, deep expertise in rare diseases, and commitment to patients will help fully realize sevasemten’s potential for individuals living with Becker and Duchenne muscular dystrophy. This transaction also strengthens our balance sheet and provides the financial flexibility to advance EDG-7500 and EDG-15400 through key value-inflection points.”

“Edgewise is a pioneer in muscle disease biology with a proven track record of discovering and developing precision therapies for patients with serious neuromuscular conditions,” said Olivier Laureau, President of Servier. “With the successful closing of this acquisition, we are pleased to welcome a highly experienced team and a strong ambition in Becker and Duchenne muscular dystrophy to Servier. This is a strategic milestone in achieving Servier 2030 to become a new player in rare neurology and to serve patients living with devastating rare diseases.”

Advancing the Cardiovascular Pipeline

Separately, based on recent positive 12-week data from Part D of the CIRRUS-HCM Phase 2 trial of EDG-7500, which included safety, echocardiographic, biomarker, and patient-reported outcome assessments across both oHCM and nHCM, the Company is expecting to initiate a Phase 3 trial in the fourth quarter of 2026. In parallel, Edgewise remains on track to initiate a Phase 2 trial of EDG-15400 in heart failure with preserved ejection fraction (HFpEF), further advancing the Company’s cardiovascular pipeline. Additionally, the Company believes the upfront proceeds from this transaction, combined with its existing cash position, will fully fund EDG-7500 development through potential approval and provide the financial strength to further build and expand its cardiovascular pipeline.

Advisors

Centerview Partners LLC acted as exclusive financial advisor to Edgewise, with Wilson Sonsini Goodrich & Rosati serving as legal counsel.

About Sevasemten

Sevasemten presents a novel mechanism of action designed to selectively limit the exaggerated muscle damage caused by the absence or loss of functional dystrophin. Sevasemten is being studied in late-stage clinical trials in Becker and Duchenne muscular dystrophy. If approved, sevasemten would be the first therapy indicated for Becker muscular dystrophy, a rare, genetic, X-linked neuromuscular disorder that predominantly affects males and for which approximately 12,000 individuals are affected in the U.S., EU-5, and Japan.

Sevasemten has demonstrated sustained disease stabilization in clinical studies spanning more than three years of treatment. In the MESA open-label extension study, participants maintained stable North Star Ambulatory Assessment (NSAA) scores in marked contrast to the functional decline expected from Becker natural history data. Sevasemten has maintained a favorable safety and tolerability profile, with no discontinuations or dose reductions due to adverse events.

Sevasemten has achieved notable regulatory milestones by securing FDA Orphan Drug Designation for the treatment of Becker and Duchenne, Rare Pediatric Disease Designation (RPDD) for the treatment of Duchenne, and Fast Track designations for the treatment of Becker and Duchenne. Further, sevasemten secured EMA Orphan Drug Designations for the treatment of Becker and Duchenne.

The GRAND CANYON pivotal cohort in Becker is fully enrolled with 175 participants and powered at greater than 98% to deliver a statistically significant difference versus placebo, with top-line data expected in the fourth quarter of 2026.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading biopharmaceutical company focused on novel, muscle-targeted therapeutics. Leveraging its expertise in muscle biology and small molecule drug development, Edgewise is advancing a cardiovascular pipeline targeting significant unmet needs, including hypertrophic cardiomyopathy, heart failure and other serious cardiovascular and cardiometabolic conditions. To learn more, go to edgewisetx.com or follow us on LinkedIn, X, Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release that are not purely historical are forward-looking statements.  Such forward-looking statements include, among other things, statements regarding the sale of sevasemten and Edgewise's muscular dystrophy business to Servier (Transaction), including potential payments which may become owing to Edgewise; the impact and effects of the Transaction on Edgewise’s business and financial position; Edgewise’s cash runway and use of proceeds from the Transaction; the potential of, and expectations regarding sevasemten and Edgewise's product candidates and programs, including EDG-7500, EDG-15400 and EDG-003; statements regarding Edgewise's expectations relating to its clinical trials, including the timing of top-line data for the GRAND CANYON pivotal cohort in Becker; the timing of initiation of a Phase 3 trial of EDG-7500 and a Phase 2 trial of EDG-15400 in HFpEF; statements regarding Edgewise's ability to advance its pipeline; and statements by Edgewise's President and Chief Executive Officer and Servier’s President.  Words such as "believes," "anticipates," "plans," "expects," "intends," "will," "goal," “targets,” "potential" and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained herein are based upon Edgewise's current expectations and involve assumptions that may never materialize or may prove to be incorrect.  Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks related to milestones related to the Transaction not being met; risks associated with Edgewise's limited operating history, its product candidates being early in development and not having products approved for commercial sale; risks associated with Edgewise not having generated any revenue to date; Edgewise's ability to achieve objectives relating to the discovery, development and commercialization of its product candidates, if approved; Edgewise's substantial dependence on the success of EDG-7500 and EDG-15400; Edgewise's ability to develop and commercialize EDG-7500 and EDG-15400 and to discover, develop and commercialize other product candidates in its cardiovascular programs, including EDG-003; risks related to Edgewise's clinical trials of its product candidates not demonstrating safety and efficacy; risks related to Edgewise's product candidates causing serious adverse events, toxicities or other undesirable side effects; the outcome of preclinical testing and early clinical trials not being predictive of the success of later clinical trials and the risks related to the results of Edgewise's clinical trials not satisfying the requirements of regulatory authorities; delays or difficulties in the enrollment and/or maintenance of patients in clinical trials; Edgewise's need for additional capital to finance its operations; risks related to failure to capitalize on other indications or product candidates; risks related to competition; risks relating to interim, topline and preliminary data from Edgewise's clinical trials changing as more patient data becomes available; risks related to failure to develop a proprietary drug discovery platform; risks related to exposure to additional risk if Edgewise develops programs in connection with other therapies; risks related to production of drugs by Edgewise's third-party manufacturers; risks related to changes in methods of product candidate manufacturing or formulation; risks related to not achieving adequate market acceptance; risks related to the patient population for its product candidates having a small patient population; risks related to the regulatory approval processes of domestic and foreign authorities being lengthy, time consuming and inherently unpredictable; risks relating to disruptions at the FDA, the SEC and other government agencies; risks relating to Edgewise's ability to attract and retain highly skilled executive officers and employees; Edgewise's ability to obtain and maintain intellectual property protection for its product candidates; Edgewise's reliance on third parties; risks related to future acquisitions or strategic partnerships; risks related to general economic and market conditions; and other risks.  Information regarding the foregoing and additional risks may be found in the section entitled "Risk Factors" in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission.  These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contacts

Investors:

Behrad Derakhshan, Ph.D., Chief Operating Officer

ir@edgewisetx.com

Media:

Maureen Franco, VP Corporate Communications

media@edgewisetx.com